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                                                                    Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made this 10th day of November, 2004, by and between CRITICAL HOME CARE, INC., a Nevada corporation (the "Parent") and ARCADIA RESOURCES, INC., a Nevada corporation and wholly owned subsidiary of the Parent (the "Subsidiary"), both of which agree to and hereby adopt this Agreement as follows:

                                    ARTICLE I

                                     MERGER

         SECTION I.1 THE MERGER. At the Effective Time (as hereinafter defined), the Subsidiary shall be merged with and into the Parent pursuant to the terms and conditions set forth in this Agreement (the "Merger"). The Parent shall continue as the surviving corporation and shall be named Arcadia Resources, Inc. (the "Surviving Corporation"), and the separate corporate existence of the Subsidiary shall cease.

         SECTION I.2 EFFECTIVE TIME. As soon as practicable after satisfaction or waiver of all conditions to the Merger, a Certificate of Merger and all other requisite filings with respect to the Merger shall be filed and recorded with the State of Nevada Secretary of State. The Merger shall be effective at 12:01 Eastern Standard Time on November 16, 2004 (the "Effective Time").

         SECTION I.3 ARTICLES OF INCORPORATION. The Articles of Incorporation of the Parent in effect immediately prior to the Effective Time shall be amended and restated by amending Article 1 to change the name of the Parent to Arcadia Resources, Inc.

         SECTION I.4 BYLAWS. The Bylaws of the Parent in effect immediately prior to the Effective Time shall be amended to change the name of the Parent to Arcadia Resources, Inc. and restated.

         SECTION I.5 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are elected or appointed, the directors and officers of the Parent shall continue to hold the same offices as directors and officers of the Surviving Corporation.


         SECTION I.6 CORPORATE ORGANIZATION. As the Surviving Corporation, the Parent's separate corporate existence, with all its purposes, objects, rights, privileges, powers, certificates and franchises, shall continue unimpaired by the Merger.


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                                   ARTICLE II

                              CONVERSION OF SHARES

         SECTION II.1      CONVERSION.  At the Effective Time:

                  a. Each share of common stock of the Subsidiary issued and outstanding immediately prior to the Effective Time, shall by virtue of the Merger, immediately cease to exist and shall be deemed cancelled without payment or any consideration therefor.

                  b. Each share of the common stock of the Parent issued and outstanding immediately prior to the Effective Time shall continue to be issued and outstanding thereafter.

                                   ARTICLE III

                                   CONDITIONS

         SECTION III.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. As a condition to the Merger, there shall not be any statute, rule or regulation promulgated, enacted or deemed applicable making it illegal for the Parent or the Subsidiary to consummate the Merger or any order, judgment, decree or ruling by any foreign or domestic court or governmental body enjoining the Parent or the Subsidiary from consummating the Merger.

                                   ARTICLE IV

                                   TERMINATION

         SECTION IV.1 TERMINATION. This Agreement may be terminated and the Merger abandoned prior to the Effective Time by either the Parent or the Subsidiary if there shall be any statute, rule or regulation promulgated, enacted or deemed applicable making it illegal for the Parent or the Subsidiary to consummate the Merger or any order, judgment, decree or ruling by any domestic or foreign court or governmental body enjoining the Parent or the Subsidiary from consummating the Merger and such order, judgment, decree or ruling shall have become final and non-appealable.

         SECTION IV.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement and abandonment of the Merger, this Agreement and plan of merger shall thereafter become void and have no effect.


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                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION V.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party to this Agreement and delivered to the other party.

         SECTION V.2 ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding of the parties in respect of the subject matter of this Agreement and supersedes all prior agreements, arrangements, negotiations and understandings relating to the subject matter of this Agreement.

         SECTION V.3 AMENDMENT OF AGREEMENT. This Agreement may be altered or amended in any of its provisions only by the written agreement of all the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers as of the date first above written.

                                           CRITICAL HOME CARE, INC.,
                                           a Nevada corporation

                                           By: /s/ Lawrence R. Kuhnert
                                               --------------------------
                                                   Lawrence R. Kuhnert

Dated:  November 10, 2004                 Its:  President / Chief Operating
                                                Officer / Treasurer / Vice
                                                Chairman of Finance


                                          ARCADIA RESOURCES, INC.,
                                          a Nevada corporation

                                          By:  /s/ Lawrence R. Kuhnert
                                             ---------------------------
                                                   Lawrence R. Kuhnert

Dated:  November 10, 2004                   Its:  Vice President